Calculation of Filing Fee Tables
S-8
NovaBridge Biosciences
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary shares, par value $0.0001 per share	Other	11,960,000	$ 0.80	$ 9,568,000.00	0.0001381	$ 1,321.34
2	Equity	Ordinary shares, par value $0.0001 per share	Other	51,173,411	$ 0.80	$ 40,938,728.80	0.0001381	$ 5,653.64
Total Offering Amounts:						$ 50,506,728.80		$ 6,974.98
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 6,974.98
Offering Note
[1]	Represents Ordinary Shares (as defined below) reserved for future issuance under NovaBridge Biosciences' (the "Registrant") 2026 Omnibus Share Incentive Plan (the "2026 Share Plan"). The ordinary shares, $0.0001 par value per share ("Ordinary Shares"), of the Registrant may be represented by American Depositary Shares ("ADSs"), each ten (10) ADSs representing twenty-three (23) Ordinary Shares. The ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (File No.: 333-289158). The registration fee is estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"). The proposed maximum offering price and the proposed maximum aggregate offering price are based on US$1.84 per ADS, equivalent to US$0.80 per Ordinary Share, the average of the high and low prices for the ADSs on August 12, 2026, as reported on the Nasdaq Global Market. Pursuant to Rule 416 of the Securities Act, this registration statement on Form S-8 (this "Registration Statement") also covers any additional Ordinary Shares that may be offered or become issuable pursuant to the 2026 Share Plan, as may be amended from time to time, in connection with any share split, share dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant's outstanding Ordinary Shares.

[2]	Represents (a) 50,214,362 Ordinary Shares subject to outstanding awards under the Prior Plans (as defined below) that, on or after July 13, 2026 (the "Effective Date"), may terminate, expire or lapse for any reason without the delivery of Ordinary Shares to the holder thereof and may potentially be returned due to forfeiture of such prior awards and, as a result, may become available for issuance under the 2026 Share Plan under the terms thereof, plus (b) 959,049 Ordinary Shares that remained available for grant under the Prior Plans (as defined below) as of the Effective Date, which shares were rolled over into the 2026 Share Plan under the terms thereof (collectively, the "Carryover Ordinary Shares"). "Prior Plans" means the Registrant's (i) 2020 Share Incentive Plan, (ii) 2021 Share Incentive Plan (iii) 2022 Share Incentive Plan, (iv) 2024 Omnibus Incentive Plan and (v) 2025 Omnibus Share Incentive Plan. As of the date of filing hereof, the Carryover Ordinary Shares have not been issued and sold pursuant to any of the Prior Plans. The 2026 Share Plan is the successor plan to the Prior Plans. The ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (File No.: 333-289158). The registration fee is estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price and the proposed maximum aggregate offering price are based on US$1.84 per ADS, equivalent to US$0.80 per Ordinary Share, the average of the high and low prices for the ADSs on August 12, 2026, as reported on the Nasdaq Global Market. Pursuant to Rule 416 of the Securities Act, this Registration Statement also covers any additional Ordinary Shares that may be offered or become issuable pursuant to the 2026 Share Plan, as may be amended from time to time, in connection with any share split, share dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant's outstanding Ordinary Shares.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources